Exhibit 6.1

APTERA MOTORS CORP.

2021 STOCK OPTION AND INCENTIVE PLAN

Adopted by the Board of Directors: June 15th, 2021

APTERA MOTORS CORP.

STOCK OPTION AND INCENTIVE PLAN

TABLE OF CONTENTS

EXHIBIT A
Form of Stock Option Agreement (ISO/Employee Version)	A-1

EXHIBIT B
Form of Stock Option Agreement
(Non-Employee Directors, Consultants, Advisor Version)	B-1

EXHIBIT C
Form of Restricted Stock Award Agreement	C-1

i

APTERA MOTORS CORP.

2021 STOCK OPTION AND INCENTIVE PLAN

ARTICLE 1

DEFINITIONS

As used in this Plan, the following terms have the following meanings unless the context clearly indicates to the contrary:

“Award” means a grant of Restricted Stock.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the commission of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), including theft or destruction of property of the Company, a Parent, or a Subsidiary, or any other act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Company’s, a Parent’s or any Subsidiary’s fidelity bond; (ii) the willful engagement in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company, a Parent or any Subsidiary and competing with the Company, a Parent or any Subsidiary, or soliciting employees, consultants or customers of the Company, a Parent or any Subsidiary in violation of law or any employment or other agreement to which the recipient is a party; (iii) the continued failure or habitual neglect by a person who is an Employee to perform his or her duties with the Company, a Parent or any Subsidiary; or (iv) other violation of rules or policies of the Company, a Parent or any Subsidiary, or conduct evidencing willful disregard of the interests of the Company, a Parent or any Subsidiary. Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to such recipient under this Plan. “Cause” shall be determined by the Committee based upon information presented by the Company and the Employee and shall be final and binding on all parties hereto.

“Code” means the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Committee” means either (i) a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board of

Directors, or (ii) a committee of at least two Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Non-Employee Directors, and, in the case of a committee described in clause (ii) hereinabove, all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the “Committee” means such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider. In selecting the Committee, the Board shall also consider the benefits under Section 162(m) of the Code of having a Committee composed of “outside directors” (as that term is defined in the Code) for certain grants of Options to highly compensated executives. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee means a reference to the Board.

“Company” means APTERA MOTORS CORP., a Delaware corporation.

“Corporate Transaction” means any of the following transactions to which the Company is a party: (a) a merger, consolidation, share exchange, combination or other transaction or series of transactions (other than a public offering by the Company for cash of the Company’s capital stock, debt or other securities, and other than ordinary public trading of such securities) in which the persons holding securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately after such transaction are different from the persons holding those securities immediately before such transaction; or (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

“Director” means a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the SEC, as the same may be in effect or set forth from time to time.

“Disability” means that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Grantee is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Subsidiary in which a Grantee participates.

“Effective Date” has the meaning set forth in Section 2.3 of the Plan.

“Employee” means an employee (as defined in Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or a Parent or Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

“Exercise Price” means the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

“Fair Market Value” on any date means (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on any national securities exchange or on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company’s current and anticipated future earnings.

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. With respect to an Option or Award to which Section 25102(o) is to apply, the definition of “Family Member” shall include any registered domestic partner.

“Grantee” means a person who is an Optionee or a person who has received an Award of Restricted Stock.

“Incentive Stock Option” means an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

“IPO” means the first sale of the Company’s Stock to the general public pursuant to a registration statement under the Securities Act of 1933, as amended.

“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or “no-action” positions with respect thereto issued by the SEC.

“Non-Incentive Stock Option” shall mean any Option that is not an Incentive Stock Option.

“Officer” means a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect to such rule of the SEC, as the same may be in effect or set forth from time to time.

“Option” means an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article 6 of this Plan.

“Optionee” means a person to whom an Option has been granted under this Plan.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

“Plan” means the Company’s 2021 Stock Option and Incentive Plan, the terms of which are set forth herein.

“Purchasable” refers to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

“Reload Option” has the meaning set forth in Section 6.8 of the Plan.

“Restricted Stock” means Stock issued, subject to restrictions, to a Grantee pursuant to Article 7 of this Plan.

“Restricted Stock Agreement” means an agreement setting forth the terms of an Award by the Company, a sample form of which is attached hereto as Exhibit C.

“Rule 701” means Rule 701 et seq promulgated by the SEC under the Securities Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Section 16 Insider” means any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

“Section 25102(o)” means Section 25102(o) of the California Corporations Code.

“Stock” means the common stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

“Stock Option Agreement” means an agreement between the Company and an Optionee under which the Optionee may purchase Stock under this Plan, a sample form of which is attached hereto as Exhibit A (Employees) and Exhibit B (Non-Employee Directors, Consultants and Advisors) (which forms may be varied by the Committee in granting an Option).

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Transfer” (whether or not capitalized) means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except for: (i) a transfer of vested Stock acquired pursuant to an Option or Award by gift during a Grantee’s lifetime or on a Grantee’s death by will or intestacy to a Family Member of such Grantee; (ii) pursuant to a domestic relations order issued by a court of competent jurisdiction, provided that, in each case of (i) or (ii) above, each transferee or other recipient executes a written agreement to be bound by the terms and conditions of the Plan, including without limitation, Section 10 hereof; or (iii) any transfer of Stock acquired pursuant to an Option or Award by a Grantee made (A) pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations, or otherwise by operation of law, (B) pursuant to the winding up and dissolution of the Company, or (C) at, and pursuant to, an IPO, but subject to the Market Stand-Off Agreement described in Section 10.2.

ARTICLE 2

THE PLAN

2.1 Name. This Plan shall be known as the Company’s “2021 Stock Option and Incentive Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain Employees and Directors of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth and by encouraging their continued association with or service to the Company. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan that is required in law only because of Section 25102(o) need not apply with respect to a particular Option or Award to which Section 25102(o) will not apply.

2.3 Adoption and Shareholder Approval. The Plan shall become effective on the date it is adopted by the Board (the “Effective Date”). The Plan shall be approved by the shareholders of the Company (excluding shares of Stock issued pursuant to the Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Options and Awards pursuant to the Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of shares of Stock approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Options and Awards to which the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply shall be cancelled, any shares of Stock issued pursuant to any such Option or Award shall be cancelled and any purchase of such shares of Stock issued hereunder shall be rescinded; and (d) Options and Awards to which the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply that are granted pursuant to an increase in the number of shares of Stock approved by the Board, which increase is not approved by the shareholders of the Company within the time then required under Section 25102(o), shall be cancelled, any shares of Stock issued pursuant to any such Options or Awards shall be cancelled, and any purchase of shares of stock subject to any such Option or Award shall be rescinded.

2.4 Term of Plan. Unless earlier terminated pursuant to Article 9, the Plan shall terminate ten (10) years from the Effective date or, if earlier, ten (10) years from the date of shareholder approval.

ARTICLE 3

PARTICIPANTS

The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company, which shall include, but not be limited to, Employees or Directors of the Company or any Subsidiary, as well as key consultants and advisors to the Company or any Subsidiary; provided, however, that such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction when Rule 701 is to apply to the Options and/or Awards granted for such services. A copy of the Plan shall be delivered to each person who participates in the Plan.

ARTICLE 4

ADMINISTRATION

4.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee’s actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan and may grant Options and Awards singly, in combination, or in tandem; provided, however, that the Committee shall not grant Incentive Stock Options in tandem with Options which do not qualify as Incentive Stock Options in such a manner that the exercise of one affects the right to exercise the other. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Restricted Stock Agreement. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement or Restricted Stock Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options or Awards granted under the Plan as may be required to comply with or to conform to any federal, state, or local laws or regulations.

4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment or service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE 5

SHARES OF STOCK SUBJECT TO PLAN

5.1 Limitations.

(a) Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 of this Plan, the maximum number of shares of Stock that may be issued hereunder shall be [•] shares of Stock. Any or all shares of Stock subject to the Plan may be issued in any combination of

Incentive Stock Options, Non-Incentive Stock Options or Restricted Stock, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article 10, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased (other than pursuant to anti-dilution adjustments) without shareholder approval. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

(b) The aggregate sales price (as that term is defined in Rule 701) or amount of securities sold in reliance on Rule 701 during any consecutive 12-month period shall not exceed the greatest of the following: (i) $1,000,000; (ii) 15% of the total assets of the Company (or the Parent if the Company is a wholly-owned Subsidiary and the securities represent obligations that the Parent fully and unconditionally guarantees), measured at the Company’s most recent balance sheet date (if no older than its last fiscal year end); or (iii) 15% of the outstanding amount of the class of securities being offered and sold in reliance of Rule 701, measured at the Company’s most recent balance sheet date (if no older than its last fiscal year end). If the aggregate sales price or amount of securities sold during any consecutive 12-month period exceeds $5 million, the Company shall deliver the disclosure required under Rule 701 to investors a reasonable time before the date of sale. For purposes of this subsection 5.1(b), sales of securities underlying Options shall be counted as sales on the date of the Option grant, and all sales prices and amounts shall be calculated in accordance with Rule 701.

5.2 Adjustments Upon Occurrence of Certain Events.

(a) Notwithstanding any other provisions of this Plan, in the event of a Corporate Transaction, the Committee, in its discretion, may, but, unless otherwise provided in an individual Stock Option Agreement or Restricted Stock Agreement, need not:

(i) declare that (1) all Options outstanding at the time of such Corporate Transaction but not otherwise fully exercisable, shall become exercisable immediately, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, so that such Options shall become exercisable for all shares at the time subject to such Options; (2) all such Options shall terminate on a stated date or within a stated number of days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised by such date or within such period; and/or (3) all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse; and/or

(ii) issue or assume Awards or Options, or arrange that all Options or Awards granted under the Plan shall be assumed by the surviving corporation (or an affiliate) in the Corporate Transaction or substituted on an equitable basis with options or restricted stock issued by such surviving corporation, and provide notice thereof to all Grantees of such adjustment.

(b) If, in a transaction that is not a Corporate Transaction, (x) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a reorganization, recapitalization, reclassification, exchange of shares, or stock split or stock dividend, (y) there is any material spin-off or spin-out, or other material distribution of assets, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company’s outstanding option grants, then:

(i) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted appropriately by the Committee; and

(ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted appropriately by the Committee.

(c) Liquidation or Dissolution. In the event of a liquidation or dissolution of the Company in a transaction not involving a Corporate Transaction, then, notwithstanding other provisions hereof: the adoption of a plan of dissolution or liquidation of the Company shall cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; and the Committee may declare all Options granted under the Plan to be exercisable at a time prior to the liquidation or dissolution to be determined by the Committee, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

(d) Committee Has Discretion. The adjustments and other actions described in paragraphs (a) through (c) of this Section 5.2, if any, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions; and provided further, that if an adjustment is required because of a stock split or stock dividend as a result of which the number of outstanding shares of Stock is increased, then without any further action by the Committee (A) the aggregate number of shares of Stock for which Options or Awards may be granted hereunder, and the aggregate number of shares of Stock Purchasable under each Stock Option Agreement, shall be proportionately increased, and (B) the Exercise Price under each Stock Option Agreement shall be proportionately decreased. The adjustments required under this Article 5 shall apply to any successors of the Company and adjustments under 5.2(b) shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE 6

OPTIONS

6.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant. An attempted exercise of an Incentive Stock Option outside of those time parameters will be permitted, but the Incentive Stock Option thereupon will become a Non-Incentive Stock Option subject to all the terms of the Plan governing Non-Incentive Stock Options.

6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option’s duration, time or times of exercise, Exercise Price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. Unless a Stock Option Agreement specifically provides that that the Option granted thereunder is intended to be an Incentive Stock Option, such Option shall not be an Incentive Stock Option. Unless a Stock Option Agreement specifically provides that the Option granted thereunder is accompanied by the right to receive a Reload Option, such Option shall not have a Reload Option. No Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company’s shareholders.

Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee’s interest in, the Options evidenced thereby.

6.3 Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

(a) is not an Employee; or

(b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Company or of any Parent or Subsidiary of the Company.

6.4 $100,000 and Section 162(m) Limitations. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Parent or Subsidiary of the Company, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the Stock with respect to which such Incentive Stock Options (including Reload Options) are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

6.5 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee; provided, however, that the Exercise Price of an Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Option that is subsequently modified, on the date of such modification), provided, further, that if (a) the Option is not intended to be an Incentive Stock Option, and (b) the Optionee is an independent contractor as determined under Section 409A of the Code or regulations pertaining thereto, the Committee may establish any Exercise Price without respect to Fair Market Value. In the event the fair market value of the Stock which is the subject an Option or an Award should be determined to be other than the Fair Market Value as determined by the Committee, the Company shall have no liability for adverse tax consequences that that Grantee may incur as a result of such determination.

6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, provided that (i) no Option granted under the Plan shall be exercisable after the expiration of ten years from the date the Option is granted, and (ii) no Option granted under the Plan shall be exercisable prior to shareholder approval of the Plan.

6.7 Option Exercise.

(a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 of this Plan, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to fewer than 100 shares unless such minimum is waived by the Committee or the remaining shares that have become so Purchasable are fewer than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

(b) An Option shall be exercised by (i) delivery to the Company at its principal office of a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.7(c). If requested by an Optionee, an Option (other than an Incentive Stock Option) may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T of the Federal Reserve Board (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

(c) The Exercise Price is to be paid in full in cash upon the exercise of the Option, and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, in the Company’s sole discretion, all or any portion of the Exercise Price may be paid by the Optionee by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise; provided, however, that no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price.

(d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

(e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and delivered to the Optionee upon the exercise of the Option.

6.8 Reload Options.

(a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 6.7(c) or 6.7(d) of this Plan, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date (except Reload

Options granted with or upon exercise of Incentive Stock Options granted to a person described in Section 6.3(b) hereof, in which case the Exercise Price shall be equal to 110% of the Fair Market Value of the Stock on such date), and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted; provided, however, that the Committee may require that the shares surrendered in payment as provided above must have been held by the Optionee for at least six months prior to such surrender.

(b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i) for a period of one year from the date of such exercise.

6.9 Nontransferability of Option. Other than as provided below, no Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of Non-Incentive Stock Options, pursuant to a domestic relations order issued by a court of competent jurisdiction, and, during the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). However, in connection with an Optionee’s estate plan, a Non-Incentive Stock Option, to the extent vested, may be assigned in whole or in part during such Optionee’s lifetime to one or more Family Members of such Optionee. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the vested Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. No Optionee shall Transfer any Stock received pursuant to the exercise of an Option issued pursuant to this Plan unless (i) Optionee has first offered such Stock to the Company in accordance with Section 10.1 and such assignee agrees in writing to be bound by the terms and conditions of this Plan, including but not limited to Article 10 and (ii) such Transfer is made in compliance with applicable federal and state securities laws, to the Company’s satisfaction.

6.10 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee’s right to exercise an Option of termination of such Optionee’s employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, that in no event may an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of its grant. Further, in no event may an Incentive Stock Option be exercised more than three (3) months following termination of such Optionee’s employment, unless termination is due to Optionee’s death or Disability, in which case an Incentive Stock Option may be exercised within one year following such termination. With respect to an Option to which Section 25102(o) is to apply, unless an Optionee’s employment or service is terminated for Cause or pursuant to the terms of the Plan, the Option grant or a contract for employment, the right to exercise the Option in the event of termination of employment, to the extent the Optionee is entitled to exercise on the date employment terminates, shall continue until the earlier of the Option expiration date or (i) at least six (6) months from the date of termination if termination was caused by death or Disability, or (ii) at least thirty (30) days from the date of termination if termination was caused by other than death or Disability.

6.11 Employment Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person’s employment at any time.

6.12 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

ARTICLE 7

RESTRICTED STOCK

7.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock, which shall be governed by a Restricted Stock Agreement between the Company and the Grantee (a form of which is attached hereto as Exhibit C). Each Restricted Stock Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine; provided, however, that with respect to Awards of Restricted Stock to which Section 25102(o) is to apply, such restrictions, terms, and conditions shall not be inconsistent with Section 25102(o). Each Restricted Stock Agreement may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restricted Stock Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such shares. If a Grantee shall fail to execute the foregoing documents within any time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restricted Stock Agreement, upon delivery of the shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

7.2 Non-Transferability. Until any restrictions upon vested Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of vested Restricted Stock shall not be transferable other than by will or the laws of descent and distribution in accordance with this Agreement, or pursuant to domestic relations order issued by a court of competent jurisdiction, nor shall they be delivered to the Grantee, and thereafter Grantee shall not Transfer any shares of Stock unless (i) Grantee has first offered such Stock to the Company in accordance with Section 10.1 and such transferee agrees in writing to be bound by the terms and conditions of this Plan, including but not limited to Article 10 and (ii) such Transfer is made in compliance with applicable federal and state securities laws to the Company’s satisfaction.

7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any award to a Grantee who is also a Section 16 Insider, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

7.4 Termination of Employment or Service. The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee’s rights with respect to such Restricted Stock of the termination of such Grantee’s employment or service under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse; provided, however, unless expressly stated otherwise in a Restricted Stock Agreement, any unvested Restricted Stock shall cease to vest upon the death or Disability of the Grantee.

7.5 Treatment of Dividends. At the time an Award of Restricted Stock is made, the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions, and (ii) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

7.6 Delivery of Shares. Except as provided otherwise in Article 8 below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.

ARTICLE 8

STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the attempted exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, and no attempted exercise of an Option shall be effective prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the SEC or any other governmental regulatory body;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws including the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), ANY STATE SECURITIES LAWS OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, AT THE EXPENSE OF THE TRANSFEROR OR TRANSFEREE, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AS SET FORTH IN THE COMPANY’S 20 STOCK OPTION AND INCENTIVE PLAN ENTERED INTO BY THE COMPANY AND APPROVED BY THE STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO UP TO 180 DAY MARKET STAND-OFF RESTRICTION IN CONNECTION WITH THE COMPANY’S INITIAL PUBLIC OFFERING AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to

Options shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained. The Company shall, however, use reasonable efforts to obtain all such approvals.

ARTICLE 9

TERMINATION AND AMENDMENT

9.1 Termination and Amendment. The Board may at any time terminate or amend the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan:

(a) To increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section 5.2;

(b) To change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan; or

(c) In any manner that requires shareholder approval pursuant to Section 25102(o).

9.2 Effect on Grantee’s Rights. Except as otherwise permitted by this Plan, no termination, amendment, or modification of the Plan shall affect adversely a Grantee’s rights under a prior existing Stock Option Agreement or Restricted Stock Agreement without the consent of the Grantee or his legal representative.

ARTICLE 10

RESTRICTIONS ON STOCK GRANTED UNDER THIS PLAN

10.1 Right of First Refusal.

(a) Selling Optionee’s Notice. Before any Grantee may effect any Transfer of any Stock acquired pursuant to a Grant or Option, such Grantee (the “Selling Grantee”) must give the Company a written notice signed by the Selling Grantee (the “Selling Grantee’s Notice”) stating: (a) the Selling Grantee’s bona fide intention to Transfer such Stock; (b) the number of shares of Stock proposed to be transferred (the “Offered Stock”) to each proposed purchaser or other transferee (“Proposed Transferee”); (c) the name, address and relationship, if any, to the Selling Grantee of each Proposed Transferee; (d) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Selling Grantee proposes to transfer such Offered Stock to each Proposed Transferee (the “Offered Price”); (e) the date and time of closing the proposed transfer of Stock (the “Closing”); and (f) other relevant terms of the proposed sale. Upon the request of the Company, the Selling Grantee will promptly furnish to the Company such other information as may be reasonably requested to establish that the offer and Proposed Transferee(s) are bona fide.

(b) Company’s Right of First Refusal. The Company and its assignees (or its or their designees) shall have a right of first refusal to purchase the Offered Stock (the “Company’s Right of First Refusal”), if the Company gives written notice of the exercise of such right to the Selling Grantee within thirty (30) days (the “Company’s Refusal Period”) after the date of the Selling Grantee’s Notice to the Company. If the Company does not intend to exercise the Company’s Right of First Refusal in full or if the Company is not lawfully able to repurchase the Offered Stock, the Company will send written notice thereof (the “Company’s Expiration Notice”) to the Selling Grantee before the expiration of the Company’s Refusal Period.

(c) Purchase Price. The purchase price for the Offered Stock to be purchased by the Company pursuant to the Company’s Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 10.1(d) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Committee in good faith, which determination will be binding upon the Company and the Selling Grantee absent fraud or error.

(d) Payment. Payment of the purchase price for Offered Stock purchased by the Company exercising the Company’s Right of First Refusal will be made within fifteen (15) days after the expiration of the Company’s Refusal Period. Payment of the purchase price will be made, at the option of the Company, (a) in cash (by check), (b) by cancellation of all or a portion of any outstanding indebtedness of the Selling Grantee to the Company, as the case may be, or (c) by any combination of the foregoing.

(e) Selling Grantee’s Right to Transfer. If the Company has not elected pursuant to the Company’s Right of First Refusal to purchase all of the Offered Stock, then the Selling Grantee may transfer that portion of the Offered Stock permitted to be sold by the Selling Grantee to any person named as a Proposed Transferee in the Selling Grantee’s Notice, at the Offered Price or at a higher price, provided that such transfer (a) is consummated within ninety (90) days after the date of the Selling Grantee’s Notice and (b) is in accordance with the terms and conditions of this Agreement. If the Offered Stock is transferred in accordance with the terms and conditions of this Agreement, then the transferee(s) of the Offered Stock will thereafter hold such Offered Stock subject to the Company’s Right of First Refusal. If the Offered Stock is not so transferred during such ninety (90) day period, then the Selling Grantee will not transfer any of such Offered Stock without complying again in full with the provisions of this Agreement

10.2 “Market Stand-Off” Agreement. Each Grantee hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise Transfer, assign or dispose of any Options or Stock of the Company then owned by such Grantee and acquired pursuant to a grant of Options or Awards pursuant to this Plan (other than to transferees of the Grantee who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act of 1933, as amended (the “Market Stand-Off Agreement”); provided, however, that such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering. In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to Options and shares of Stock of each Grantee until the end of such period. Each Grantee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

10.3 Shareholder Agreements and Voting Agreements. If required by the Company, the Grantee shall, on the date of any grant of any Award or the exercise of any Option to acquire Stock, become a party to any shareholder agreement, right of first refusal and co-sale agreement and/or voting agreement that is signed by a majority of the holders of Stock, on an as-converted basis. Any certificate representing shares of Stock issued upon any grant of any Award of the exercise of any Option shall bear any legend required by any such shareholder agreement, right of first refusal and co-sale agreement and/or voting agreement or any similar legend deemed by the Company to constitute an appropriate notice of the provisions thereof (any such certificate not having such legend(s) shall be surrendered upon demand by the Company and so endorsed). To the extent that Company requires Grantee to become a party to any such shareholder agreement, right of first refusal and co-sale agreement and/or voting agreement, and the terms of such agreement(s) conflict with the terms hereof, the terms of such agreement(s) shall govern such conflict.

ARTICLE 11

RELATIONSHIP TO OTHER COMPENSATION PLANS

The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for Employees or Directors of the Company or any of its Subsidiaries.

ARTICLE 12

MISCELLANEOUS

12.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them, provided that no modification of an Option or Award shall adversely affect a Grantee’s rights under a prior existing Stock Option Agreement or Restricted Stock Agreement without the consent of the Grantee or his legal representative.

12.2 Leave of Absence. Unless provided otherwise in a particular Stock Option Agreement, the following provisions shall, at the discretion of the Committee, apply upon an Optionee’s commencement of an authorized leave of absence:

(a) The exercise schedule in effect for such Option shall be frozen as of the first day of the authorized leave, and the Option shall not become exercisable for any additional installments of shares of Stock during the period Optionee remains on such leave.

(b) Should Optionee resume active Employee status within 60 days after the start date of the authorized leave, Optionee shall, for purposes of the applicable exercise schedule, receive service credit for the entire period of such leave. If Optionee does not resume active Employee status within such 60-day period, then no credit shall be given for the entire period of such leave.

(c) In no event shall the Option become exercisable for any additional shares or otherwise remain outstanding if the Optionee does not resume Employee status prior to the Expiration Date of the option term.

12.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

12.4 Singular, Plural; Gender. As used herein, when appropriate in the context and under the circumstances, the singular shall include the plural, and the plural shall include the singular, and the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine.

12.5 Headings, etc., No Part of Plan. Headings of Articles and Sections of this Plan are inserted for convenience and reference; they do not constitute part of the Plan.

12.6 Section 16 Compliance. With respect to Section 16 Insiders and “highly- compensated” persons under Section 162(m) of the Code, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and with Section 162(m) of the Code. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Committee. In addition, if necessary to comply with Rule 16b- 3 with respect to any grant of an Option hereunder, and in addition to any other vesting or holding period specified hereunder or in an applicable Stock Option Agreement, any Section 16 Insider acquiring an Option shall be required to hold either the Option or the underlying shares of Stock obtained upon exercise of the Option for a minimum of six months.

12.7 Governing Law,. This plan shall be governed by the laws of the State of Delaware in all areas not pre-empted by Federal law.

EXHIBIT A

APTERA MOTORS CORP.

STOCK OPTION AGREEMENT

[Employee Version]

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE BLUE SKY LAWS, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACTS, OR EXEMPTIONS FROM SUCH REGISTRATION ARE AVAILABLE.

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this 28th day of July, 2021, by and between APTERA MOTORS CORP., a Delaware corporation (the “Company”), and Chris Anthony (the “Optionee”).

On June 15th, 2021, the Board of Directors of the Company adopted a Stock Option and Incentive Plan known as the Company’s “2021 Stock Option and Incentive Plan” (the “Plan”), and recommended that the Plan be approved by the Company’s shareholders. On June 20th, 2021, the shareholders of the Company adopted and approved the Plan. The Committee has granted the Optionee a stock option to purchase the number of shares of the Company’s Class B Common Stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company. The Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan. Therefore, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan, and the terms and definitions of the Plan are incorporated into this Agreement by reference and made a part of this Agreement. The Optionee acknowledges receipt of a copy of the Plan.

2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement and the Plan, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s Class B Common Stock (the “Stock”), set forth on Schedule A attached and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time(s) specified on Schedule A. The Option shall expire and shall not be exercisable on or after the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 of this Agreement. Schedule A states whether the Option is intended to be an Incentive Stock Option.

3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A, which price, if the Option is an Incentive Stock Option, shall be an amount not less than the Fair Market Value (or 110% of the Fair Market Value if Optionee is a person described in Section 6.3(b) of the Plan) of a share of Stock as of the Date of Grant (as defined in Section 11 below). The Committee has in good faith set the fair market value of these Options. In the event the Fair Market Value should be determined to be otherwise, there shall be no adverse tax liabilities attributable to the Company as a result of additional tax consequences to Optionee.

4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5. Option Non-Transferable. This Option shall not be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of Non-Incentive Stock Options, pursuant to a domestic relations order issued by a court of competent jurisdiction or as otherwise permitted pursuant to Section 6.9 of the Plan. During the lifetime of Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). Optionee shall not Transfer any Stock received pursuant to the exercise of this Option unless Optionee has first offered such Stock to the Company in accordance with Section 10.1 of the Plan and the assignee agrees in writing to be bound by the terms and conditions of the Plan, including but not limited to Article 10.

6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Agreement as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 15 below to the attention of the President, Chief Executive Officer or such other officer as the President or Chief Executive Officer may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 below, and (c) be accompanied by (i) a certified or cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased under this Agreement, or (iii) a certified or cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company, accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check or note equals the total Exercise Price applicable to the shares being purchased under this Agreement. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

7. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

8. Termination of Employment.

(a) Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee’s employment with the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or Disability or retirement, the Optionee may exercise this Option at any time within three (3) months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

(b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee’s employment that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) Unless and to the extent otherwise provided in Schedule A hereto, in the event of the retirement of the Optionee at or after the normal retirement date as prescribed from time to time by the Company or any Subsidiary (age 65 unless so prescribed or unless the Committee determines otherwise), the Optionee shall continue to have the right to exercise this Option for shares which were Purchasable at the date of the Optionee’s retirement, such rights to be subject to the provisions of this Agreement. Notwithstanding the foregoing, the Option will become void and unexercisable on the date which is three months after the date of retirement unless, with respect to a Non-Incentive Stock Option, on (or effective as of) the date of retirement the Optionee enters into a noncompete agreement with the Company, in form and substance reasonably satisfactory to the Company, and continuously complies with such noncompete agreement for the period of time during which the Option may be exercised. (Incentive Stock Options will remain subject to the requirement of Section 6.10 of the Plan, and they must be exercised, if at all, not later than three months following termination of such Optionee’s employment, unless termination is due to Optionee’s death or Disability, in which case an Incentive Stock Option may be exercised within one year following such termination; provided that if an exercise of an Incentive Stock Option is permitted pursuant to Schedule A, and an Optionee does so attempt to exercise an Incentive Stock Option, outside of those time parameters, but the Incentive Stock Option thereupon will become a Non-Incentive Stock Option subject to all the terms of this Agreement and the Plan governing Non-Incentive Stock Options.) This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

9. Disabled Optionee. In the event of termination of employment because of the Optionee’s Disability, any unvested rights to acquire shares pursuant to this Option shall immediately vest and the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s Disability or (b) the expiration date of this Option.

10. Death of Optionee. Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of employment under Section 8(a) above, in the event of the Optionee’s death while employed by the Company or any of its Subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for Cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 of this Agreement or persons to whom all or a portion of this Option is transferred in accordance with Section 5 of this Agreement may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, any unvested rights to acquire shares pursuant to this Option shall immediately vest and this Option may be so exercised. If the Optionee’s employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable under this Agreement at the date of such termination.

11. Date of Grant. This Option was granted by the Committee on the date set forth in Schedule A (the “Date of Grant”).

12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon an attempted exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

13. Restriction on Disposition of Shares. Unless the Company otherwise agrees in writing, the shares purchased pursuant to the exercise of an Incentive Stock Option shall not be Transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option. An attempted transfer of such shares in violation of these restrictions will be permitted if such a transfer would have been permitted under this Agreement for shares purchased pursuant to the exercise a Non-Incentive Stock Option, but the Incentive Stock Option under which such shares were issued thereupon will become a Non-Incentive Stock Option subject to all the terms of this Agreement and the Plan governing Non-Incentive Stock Options.

14. Termination as a Subsidiary of the Company. In the event that Optionee is employed by a Subsidiary of the Company and the Company or its Subsidiaries cease to own greater than 50% of such Subsidiary, this Option shall terminate on the date the Company or its Subsidiaries cease to own greater than 50% of such Subsidiary unless the Board or the Committee determines otherwise.

15. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) This Agreement shall be deemed executed and delivered in, and shall be governed by the laws of, the State of Delaware.

(c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at Optionee’s address shown in the Company’s records and, if to the Company, to the executive offices of the Company, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(d) This Agreement may not be modified except in writing executed by each of the parties to it.

(e) In addition to all other provisions of the Plan, Employee acknowledges that the Stock issuable upon the exercise of the Options granted pursuant to this Agreement is subject to the Company’s Right of First Refusal and the Market Stand-Off Agreement under Section 10.1 and 10.2 of the Plan, respectively.

[Remainder of page intentionally blank. Signatures appear on the following page.]

IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

APTERA MOTORS CORP.	OPTIONEE

By:
Name: Chris Anthony	Name:
Title: Co-CEO

SCHEDULE A

TO

STOCK OPTION AGREEMENT

BETWEEN

APTERA MOTORS CORP.

AND

[OPTIONEE NAME]

Dated:

1.	Number of Shares Subject to Option: Class B Common Stock.

2.	Type of Option: This Option (Check one) [ ] is [ ] is not intended to qualify as an Incentive Stock Option.

3.	Option Exercise Price: $ per Share.

4.	Date of Grant:

5.	Option Vesting Schedule:

Check one:

( )	Options are exercisable with respect to all shares on or after the date hereof.

( )	Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares	Vesting Date

6.	Option Exercise Period (check one):

( )	All options expire and are void unless exercised on or before , .

( )	Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares	Expiration Date
N/A	N/A

7.	Effect of Termination of Service of Optionee.

( )	There are no modifications to the provisions of the Stock Option Agreement or the Plan regarding the effect of termination of employment of Optionee.

( )	The following additional terms apply (check all that apply):

( )

Upon termination of services for Cause or voluntarily without the consent of the Company (default rule under the Stock Option Agreement results in immediate termination of the Option to the extent not exercised prior to such termination):

( )

Upon termination of services without Cause (default rule under the Stock Option Agreement allows Optionee three (3) months to exercise Option with regard to those shares that were Purchasable at the time of termination):

( )

Upon termination of services upon retirement by Optionee at or after the normal retirement date, as prescribed by the Company from time to time (default rule under the Stock Option Agreement allows Optionee to exercise Option with regard to those shares that were Purchasable at the time of termination, subject to the termination of the Exercise Period set forth hereinabove; provided however, that to maintain ISO tax treatment, if any, such shares must be exercised within three (3) months after termination):

( )

Upon death or Total and Permanent Disability of Optionee (default rule under the Stock Option Agreement has all shares vesting immediately and allows Optionee the shorter of (a) one year after termination or (b) the expiration date of this Option, to exercise the Option):

( )

Upon the occurrence of a Corporate Transaction (default rule under the Plan is that a Corporate Transaction does not automatically trigger an acceleration of vesting of any unvested shares under an Option):

SCHEDULE B

TO

STOCK OPTION AGREEMENT

BETWEEN

APTERA MOTORS INC.

AND

[OPTIONEE’S NAME]

Dated:

NOTICE OF EXERCISE

The undersigned hereby notifies Aptera Motors Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase                      shares of the Company’s Class B Common Stock (the “Common Stock”), pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated                             ,         . Accompanying this Notice is (1) a certified or a cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company, in the amount of $                             payable to the Company, and/or (2)                      shares of the Company’s Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Company’s 20     Stock Option and Incentive Plan (the “Plan”)) as of the date hereof of $                            , and/or (3) authorization to withhold                  shares of Common Stock otherwise issuable upon exercise of the Option having an aggregate Fair Market Value (as defined in the Plan) as of the date hereof of $                            , with such shares of Common Stock that are withheld being credited against the Exercise Price, such amounts of (1), (2) and (3) being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 5.2 of the Plan).

IN WITNESS WHEREOF, the undersigned has set his hand and seal, this                      day of ,                 .

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR, EXECUTOR OR PERSONAL REPRESENTATIVE]

Name:

Position (if other than Optionee):

EXHIBIT B

APTERA MOTORS CORP.

STOCK OPTION AGREEMENT

[Non-Employee Directors, Consultants and Advisor Version]

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE BLUE SKY LAWS, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACTS, OR EXEMPTIONS FROM SUCH REGISTRATION ARE AVAILABLE.

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this 30th day of June, 2021, by and between APTERA MOTORS CORP., a Delaware corporation (the “Company”), and                                    (the “Optionee”).

On June     , 2021, the Board of Directors of the Company adopted a Stock Option and Incentive Plan known as the Company’s “2021 Stock Option and Incentive Plan” (the “Plan”), and recommended that the Plan be approved by the Company’s shareholders. On June     , 2021, the shareholders of the Company adopted and approved the Plan. The Committee has granted the Optionee a stock option to purchase the number of shares of the Company’s Class B Common Stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the service of the Company as a non-employee director, consultant or advisor, as the case may be. The Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan. Therefore, as an incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan, and the terms and definitions of the Plan are incorporated into this Agreement by reference and made a part of this Agreement. The Optionee acknowledges receipt of a copy of the Plan.

2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement and the Plan, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s Class B Common Stock (the “Stock”), set forth on Schedule A attached and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time(s) specified on Schedule A. The Option shall expire and shall not be exercisable on or after the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 of this Agreement. This Option is a Non-Incentive Stock Option.

3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant. The

Committee has in good faith set the fair market value of these Options. In the event the Fair Market Value should be determined to be otherwise, there shall be no adverse tax liabilities attributable to the Company as a result of additional tax consequences to Optionee.

4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5. Option Non-Transferable. This Option shall not be transferable by an Optionee other than by will or the laws of descent and distribution or, pursuant to a domestic relations order issued by a court of competent jurisdiction, or as otherwise permitted pursuant to Section 6.9 of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). Optionee shall not Transfer any Stock received pursuant to the exercise of this Option unless Optionee has first offered such Stock to the Company in accordance with Section 10.1 of the Plan and the assignee agrees in writing to be bound by the terms and conditions of the Plan, including but not limited to Article 10.

6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Agreement as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 14 below to the attention of the President, Chief Executive Officer or such other officer as the President or Chief Executive Officer may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 below, and (c) be accompanied by (i) a certified or cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased under this Agreement, or (iii) a certified or cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company, accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check or note equals the total Exercise Price applicable to the shares being purchased under this Agreement. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

7. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

8. Termination of Service.

(a) Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee’s service to the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause, or (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or Disability or retirement, the Optionee may exercise this Option at any time within three (3) months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination and the Option with regard to any shares which were not Purchasable hereunder as of the date of such termination shall automatically terminate.

(b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee’s service that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) Unless and to the extent otherwise provided in Schedule A hereto, in the event of the retirement of the Optionee at or after the normal retirement date (age 65 unless the Committee determines otherwise), the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee’s retirement, such rights to be subject to the provisions of this Agreement. Notwithstanding the foregoing, the Option will become void and unexercisable on the date which is three months after the date of retirement unless, with respect to a Non-Incentive Stock Option, on (or effective as of) the date of retirement the Optionee enters into a noncompete agreement with the Company, which the Company must offer to the Optionee, and continuously complies with such noncompete agreement for the period of time during which the Option may be exercised.

9. Continuance of Service. This Option does not confer upon the Optionee any right with respect to continuance of service to the Company or by any of its Subsidiaries. This Option shall not be affected by any change of service so long as the Optionee continues to serve the Company or one of its Subsidiaries.

10. Death of Optionee. Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of service under Section 8(a) above, in the event of the Optionee’s death or Disability while in the service of the Company or any of its Subsidiaries or within three months after a termination of such service (if such termination was neither (i) for Cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 of this Agreement or persons to whom all or a portion of this Option is transferred in accordance with Section 5 of this Agreement may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or Disability or (b) the expiration date of this Option. If the Optionee was in the service of the Company at the time of death or Disability, any unvested rights to acquire shares pursuant to this Option shall immediately vest and this Option may be so exercised. If the Optionee’s service terminated prior to his or her death or Disability, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable under this Agreement at the date of such termination.

11. Date of Grant. This Option was granted by the Committee on the date set forth in Schedule A (the “Date of Grant”).

12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon an attempted exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

13. Termination as a Subsidiary of the Company. In the event that Optionee is in the service of a Subsidiary of the Company and the Company or its Subsidiaries cease to own greater than 50% of such Subsidiary, this Option shall terminate on the date the Company or its Subsidiaries cease to own greater than 50% of such Subsidiary unless the Board or the Committee determines otherwise.

14. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of                .

(c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at Optionee’s address shown in the Company’s records and, if to the Company, to the executive offices of the Company, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(d) This Agreement may not be modified except in writing executed by each of the parties to it.

(e) In addition to all other provisions of the Plan, Employee acknowledges that the Stock issuable upon the exercise of the Options granted pursuant to this Agreement is subject to the Company’s Right of First Refusal and the Market Stand-Off Agreement under Section 10.1 and 10.2 of the Plan, respectively.

IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

APTERA MOTORS CORP.		OPTIONEE

By:
	Name:	Name:
Title:

SCHEDULE A

TO

STOCK OPTION AGREEMENT

BETWEEN

APTERA MOTORS

CORP. AND

[OPTIONEE’S NAME]

Dated:

1.	Number of Shares Subject to Option: Shares of Class B Common Stock.

2.	Type of Option: This Option is not an Incentive Stock Option.

3.	Option Exercise Price: $ per Share.

4.	Date of Grant:

5.	Option Vesting Schedule:

Check	one:

( )	Options are exercisable with respect to all shares on or after the date hereof.

( )	Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares	Vesting Date

6.	Option Exercise Period (check one):

( )	All options expire and are void unless exercised on or before , .

( )	Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares	Expiration Date

7.	Effect of Termination of Service of Optionee.

( )	There are no modifications to the provisions of the Stock Option Agreement or the Plan regarding the effect of termination of employment of Optionee.

( )	The following additional terms apply (check all that apply):

( )

Upon termination of services for Cause or voluntarily without the consent of the Company (default rule under the Stock Option Agreement results in immediate termination of the Option to the extent not exercised prior to such termination):

( )

Upon termination of services without Cause (default rule under the Stock Option Agreement allows Optionee three (3) months to exercise Option with regard to those shares that were Purchasable at the time of termination):

( )

Upon termination of services upon retirement by Optionee at or after the normal retirement date, as prescribed by the Company from time to time (default rule under the Stock Option Agreement allows Optionee to exercise Option with regard to those shares that were Purchasable at the time of termination, subject to the termination of the Exercise Period set forth hereinabove):

( )	Upon death or Total and Permanent Disability of Optionee (default rule under the Stock Option Agreement has all shares vesting immediately and allows Optionee the shorter of (a) one year after termination or (b) the expiration date of this Option, to exercise the Option):

( )

Upon the occurrence of a Corporate Transaction (default rule under the Plan is that a Corporate Transaction does not automatically trigger an acceleration of vesting of any unvested shares under an Option):

SCHEDULE B

TO

STOCK OPTION AGREEMENT

BETWEEN

APTERA MOTORS

CORP. AND

Dated:

NOTICE OF EXERCISE

The undersigned hereby notifies APTERA MOTORS CORP. (the “Company”) of this election to exercise the undersigned’s stock option to purchase                         shares of the Company’s Class B Common Stock (the “Common Stock”), pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated                                ,                  . Accompanying this Notice is (1) a certified or a cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company, in the amount of $                         payable to the Company, and/or (2)                      shares of the Company’s Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Company’s 20     Stock Option and Incentive Plan (the “Plan”)) as of the date hereof of $                            , and/or (3) authorization to withhold                         shares of Common Stock otherwise issuable upon exercise of the Option having an aggregate Fair Market Value (as defined in the Plan) as of the date hereof of $                    , with such shares of Common Stock that are withheld being credited against the Exercise Price, such amounts of (1), (2) and (3) being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 5.2 of the Plan).

IN WITNESS WHEREOF, the undersigned has set his hand and seal, this                 day of                         ,                .

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR, EXECUTOR OR PERSONAL REPRESENTATIVE]

Name:

Position (if other than Optionee):

EXHIBIT C

APTERA MOTORS CORP.

RESTRICTED STOCK AGREEMENT

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE BLUE SKY LAWS, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACTS, OR EXEMPTIONS FROM SUCH REGISTRATION ARE AVAILABLE.

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of this             day of                     ,             , by and between APTERA MOTORS CORP., a Delaware corporation (the “Company”), and              (the “Grantee”).

On June     , 2021, the Board of Directors of the Company adopted a Stock Option and Incentive Plan known as the Company’s “2021 Stock Option and Incentive Plan” (the “Plan”), and recommended that the Plan be approved by the Company’s shareholders. On June          , 2021, the shareholders of the Company adopted and approved the Plan. The Committee has determined that the Grantee is to be granted a restricted stock award (the “Award”) under the Plan, and in consideration of the granting of that Award to purchase the specified number of shares of Class B Common Stock of the Company (the “Common Stock”) the Grantee intends to continue providing services to Company. The Company and the Grantee desire to enter into a written agreement with respect to such Award in accordance with the Plan.

NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

1. Grant of Restricted Stock Award. The Award grants the Grantee shares of Class B Common Stock (the “Restricted Stock”). The Restricted Stock is granted pursuant to the Plan and is subject to the terms and conditions thereof, which are incorporated herein by this reference. To the extent any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall govern. The Grantee hereby acknowledges receipt of, or access to, a copy of the Plan.

2. Date of Grant. The Award is granted on the date set forth on Schedule A hereto (the “Date of Grant”).

3. Restrictions on Transfer. On and after the Date of Grant and until each portion of the Restricted Stock vests as provided in Section 4 hereof, the Grantee shall not be permitted to Transfer or otherwise dispose of that portion of the Restricted Stock except for transfers: (i) by a gift during a Grantee’s lifetime or on a Grantee’s death by will or intestacy to a Family Member of such Grantee; (ii) pursuant to a domestic relations order issued by a court of competent jurisdiction, provided that, in each case of (i) or (ii) above, each transferee or other recipient executes a written agreement to be bound by the terms and conditions of the Plan, including without limitation, Section 11 hereof; (iii) pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations, or otherwise by operation of law, (iv) pursuant to the winding up and dissolution of the Company, or (v) at, and pursuant to, an IPO, but subject to the Market Stand-Off Agreement described in Section 10.2 of the Plan.

4. Vesting of Restricted Stock. Restricted Stock will vest in installments, in the amounts and on the dates set forth on Schedule A. The Committee shall have the power, in its sole discretion, to accelerate the vesting of all or a portion of the Restricted Stock, to waive any restrictions, including any additional restrictions set forth on Schedule A, with respect to any part or all of the Restricted Stock, or to waive the forfeiture of the Restricted Stock and to retain restrictions on Restricted Stock that would have been forfeited pursuant to the terms of the Plan and the terms of this Agreement.

5. Forfeiture of Restricted Stock. Except as otherwise may specified on Schedule A, the termination of Grantee’s engagement by the Company shall have the following effect: any Restricted Stock which has not vested as of the effective date of such termination, for any reason, shall immediately be forfeited and shall not vest.

6. Withholding. Grantee must pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to the income realized by Grantee in connection with the ownership of the Restricted Stock. In connection therewith, and without limiting any of the Company’s rights under the Plan:

(a) the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to Grantee, including but not limited to salary payments; and

(b) Grantee hereby authorizes the Company, at the Company’s election, to transfer to the Company shares of Common Stock owned by Grantee (including but not limited to Restricted Stock) with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation. In connection with such authorization Grantee hereby constitutes and appoints each of the Chief Executive Officer, President, and Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to cause the transfer to the Company of such Restricted Stock or other shares together with all dividends, income, cash, options, warrants, rights, instruments and other property, interests or proceeds from time to time in effect, received, receivable or otherwise distributed in respect of, or in exchange, replacement, renewal or substitution for, any or all of the Restricted Stock or other shares; and Grantee acknowledges that such appointment is being made in connection with a grant of Restricted Stock under the Plan, is coupled with an interest and is therefore irrevocable.

7. Section 83(b) Election. Grantee understands that under Section 83(a) of the Code, the fair market value of the Restricted Stock will be taxed as ordinary income at the time the Restricted Stock is considered to have been transferred for tax purposes and is no longer subject to a substantial risk of forfeiture. Grantee understands that he can file an election under Code Section 83(b) (an “83(b) Election”) within thirty (30) days from the date of Award which will result in the Grantee paying tax at ordinary income tax rates (and be subject to FICA) on the fair market value of the Restricted Stock at the time they are awarded rather than as or if they vest (a form of such 83(b) Election is attached as Schedule B) and if Grantee so elects, Grantee will deliver a copy of such election to the Company simultaneously with such filing. Grantee understands that if he makes such election and some or all of the Restricted Stock does not vest, he will not be entitled to recoup any taxes previously paid, although under certain circumstances he may be able to claim an ordinary loss for some or all the taxes. All subsequent appreciation in the Restricted Stock will be taxed at capital gains rates. Grantee further understands that if he makes such election, an additional copy of such 83(b) Election is required to be filed with his federal income tax return for the calendar year in which the date of this Agreement falls. Grantee understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Grantee. Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of the Restricted Stock hereunder and does not purport to be comprehensive. Grantee further acknowledges that the Company has directed Grantee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Grantee may reside or may be subject to taxation, and the tax consequences of Grantee’s death or Permanent or Total Disability. Grantee assumes all responsibility for filing an 83(b) Election, if at all, and paying all taxes with respect to the award of the Restricted Stock, including taxes resulting from such election or the lapse of the restrictions on the Restricted Stock.

8. Legends and Restrictions. If a share certificate is issued evidencing the Restricted Stock, such certificate shall be registered in the name of the Grantee but shall be held in custody by the Company, and such share certificate may contain such legends as required by Article 8 of the Plan or as imposed under applicable state corporation and securities laws, and under the Plan and this Agreement. If a share certificate is not issued evidencing the Restricted Stock but the Restricted Stock are otherwise registered in the Company’s stock transfer records, the Restricted Stock shall be registered in the name of the Grantee but the Company shall be authorized to put in place such procedures as will require the above restrictions to be honored by the transfer agent for the Common Stock.

9. Adjustment in Number of Shares. The number of Restricted Stock shall be subject to adjustment for stock dividends, stock splits, or similar corporate changes involving the Common Stock to the extent set forth in Section 5.2 of the Plan.

10. Change in Control. In the event of a Corporate Transaction (as defined in Article 1 of the Plan), all Restricted Stock under this Agreement that have not otherwise fully vested shall immediately vest.

11. Investment Representations.

(a) No Registration. The Grantee acknowledges that, unless and until the Company notifies the Grantee otherwise, the issuance of the Restricted Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws.

(b) Delay of Issuance. The Grantee acknowledges that, pursuant to Article 8 of the Plan, the Company may delay the issuance of the Restricted Stock, the delivery of certificates for the Restricted Stock, and the release of any restrictions on the transfer of the Restricted Stock for such time as the Company deems necessary or desirable to enable the Company to comply with (i) the requirements of the Securities Act or the Securities Exchange Act or 1934, as amended, or any rules or regulations of the Securities and Exchange Commission or any stock exchange promulgated thereunder; or (ii) the requirements of applicable state laws relating to authorization, issuance or sale of such securities. The Grantee shall provide such information as the Company deems necessary or desirable to secure such compliance.

12. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of                .

(c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Grantee, at Grantee’s address shown in the Company’s records and, if to the Company, to the executive offices of the Company, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(d) This Agreement may not be modified except in writing executed by each of the parties to it.

(e) In addition to all other provisions of the Plan, Grantee acknowledges that the Restricted Stock granted pursuant to this Agreement is subject to the Company’s Right of First Refusal and the Market Stand- Off Agreement under Section 10.1 and 10.2 of the Plan, respectively.

13. Regulatory Approvals. The vesting of the Restricted Stock shall be subject to the condition that if at any time the Committee or the Company shall determine in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration, or qualification of any shares of Common Stock upon any securities exchange or quotation system or under any federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such vesting, then in any such event such vesting shall not be effective unless such liabilities have been satisfied or such listing, registration, qualification, consent, or approval shall have been effected or obtained.

[Remainder of page intentionally blank. Signatures appear on the following page.]

IN WITNESS WHEREOF, the Committee has caused this Restricted Stock Agreement to be executed on behalf of the Company, and the Grantee has executed this Restricted Stock Agreement, all as of the day and year first above written.

APTERA MOTORS CORP.		GRANTEE

By:
	Name:	Name:
Title:

SCHEDULE A

TO

RESTRICTED STOCK AGREEMENT

BETWEEN

APTERA MOTORS CORP.

AND

[GRANTEE’S NAME]

Dated:

1.	Number of Shares Subject to Award: Shares of Class B Common Stock.

2.	Fair Market Value on Date of Grant: $ per Share.

3.	Date of Grant:

4.	Restricted Stock Vesting Schedule: Restricted Stock is exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares	Vesting Date

5.	Effect of Termination of Service of Grantee (Choose One).[1]

( )	There are no modifications to the provisions of the Restricted Stock Agreement or the Plan regarding the effect of termination of services of Grantee.

( )	The following additional terms apply (check all that apply):

( )

Upon termination of services for Cause or voluntarily without the consent of the Company (default rule under the Restricted Stock Agreement results in immediate forfeiture - any unvested Restricted Stock shall be forfeited and shall not vest):

[1]

Note: The default provision in Section 5 of the Restricted Stock Agreement provides that if no indication of the effect of termination is made on this Schedule A, then termination for any reason shall result in the forfeiture of all unvested Restricted Stock.

( )	Upon termination of services without Cause (default rule under the Restricted Stock Agreement results in immediate forfeiture - any unvested Restricted Stock shall be forfeited and shall not vest):

( )

Upon termination of services upon retirement by Grantee at or after the normal retirement date, as prescribed by the Company from time to time (default rule under the Restricted Stock Agreement results in immediate forfeiture— any unvested Restricted Stock shall be forfeited and shall not vest):

( )

Upon death or Total and Permanent Disability of Grantee (default rule under the Restricted Stock Agreement results in immediate forfeiture - any unvested Restricted Stock shall be forfeited and shall not vest):

( )	Upon the occurrence of a Corporate Transaction (default rule under the Plan is that a Corporate Transaction does not automatically trigger an acceleration of vesting of any unvested Restricted Stock):

6.	Other Restrictions.

SCHEDULE B

TO

RESTRICTED STOCK AGREEMENT

BETWEEN

APTERA MOTORS CORP.

AND

[GRANTEE’S NAME]

STATEMENT OF ELECTION UNDER

SECTION 83(b) OF THE INTERNAL REVENUE CODE

This Statement of Election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “IRC”), is submitted pursuant to Treasury Regulation § 1.83-2 but does not constitute an acknowledgement that IRC § 83 is applicable.

1. The taxpayer’s name, address and taxpayer identification number is as follows:

Full Legal Name:

Address:

SSN:

2. The property with respect to which the election under IRC § 83(b) is made is the following number of shares of Class B Common Stock (the “Common Stock”) in APTERA MOTORS CORP., a Delaware corporation (the “Company”):

shares of Common Stock

3. The Common Stock issued to the taxpayer on                     , 20        pursuant to a Restricted Stock Agreement.

4. The taxable year of the taxpayer for which this Statement of Election is made is the calendar year 20   .

5. The Common Stock is subject to the following vesting and forfeiture restrictions:

[Insert Description of vesting and forfeiture restrictions from Restricted Stock Agreement and what causes such restrictions to lapse.]

6. The fair market value of the Common Stock on the date of transfer (determined without regard to any lapse restrictions, as defined in Treas. Reg. § 1.83-3(i)) is $                            .

7. The taxpayer paid $                                for the Common Stock by exchange of other shares of Common Stock in the Company.

8. A copy of this statement as completed and executed has been furnished to the Company.

Signature:

Print Name:

Date Signed:                            , 20